                                                                    EXHIBIT 24.2

                       GLAXOSMITHKLINE PLC (the "Company")
                       Corporate Administration Committee

                              Minutes of a Meeting
                                     held at
                         980 Great West Road, Brentford,
                               Middlesex, TW8 9GS
                           on 7 October 2002 at 3 P.M.

The following are minutes of the Corporate Administration Committee relevant to this filing of Form S-8:

S-8 FILING - GLAXOSMITHKLINE UK SAVINGS RELATED SHARE OPTION PLAN (THE "PLAN")

It was noted that the Remuneration & Nominations Committee had approved a proposal to allow certain employees seconded outside the UK to continue to be able to participate in the Plan.

It was therefore resolved:

To approve the filing with the US Securities and Exchange Commission of a registration statement on Form S-8 with respect to offer and sale of five hundred thousand (500,000) Ordinary Shares of the Company in respect of the Plan (the "Registration Statement"); and

To authorize and direct Mr. John D. Coombe, Chief Financial Officer, to execute the said Registration Statement and any amendments thereto on behalf of the Company, provided further that such execution may be pursuant to a duly executed power of attorney.


/s/
Simon M. Bicknell
Chairman of the Corporate Administration Committee